UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Under Section 240.14a-12

Atheros Communications, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Filed by Atheros Communications, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Atheros Communications, Inc.

Commission File No.: 0-50534

Dear Customer Name,

I am excited to report that, as announced this morning, Qualcomm has signed a definitive agreement to acquire Atheros. This acquisition, approved by both companies’ boards of directors, represents an exceptional opportunity for us to significantly enhance our customer offering—with a broader technology portfolio, more complete platforms, and more robust worldwide customer engagement and support.

By bringing together a leading provider of mobile chipsets and WAN technology and a leading provider of LAN connectivity solutions, we believe our combined portfolio will bolster our customers’ ability to deliver innovative and differentiated products in the increasingly converged mobile and computing markets. Our combined solutions should also address the growing demands of the networking, consumer electronics and broadband access markets.

While cellular technologies have been at the core of Qualcomm’s substantial success, our merger is not only about expanding our combined strengths in the WAN markets. Qualcomm is very committed to expanding Atheros’ capabilities and breadth of solutions in the networking, computing, consumer and access channels. Combining Qualcomm’s leading 3G and 4G cellular technologies, multi-core Snapdragon® applications processors, multimedia processors, 3D graphics, femtocell and display technologies with Atheros’ WLAN, Bluetooth, GPS, Ethernet, powerline and PON solutions will enable us to address virtually all customer connectivity requirements with high-quality, high-performance solutions. We are committed to the strategic integration of technologies to achieve cost and size advantages that allow our customers to offer more connectivity, enhanced intelligence and consumer-friendly capabilities into their products. Furthermore, our combined scale will enable the timely introduction of the most cost-effective solutions with industry-leading customer support and care.

The acquisition, which is subject to customary and regulatory approvals, is expected to close in the first half of 2011. Upon the close of the acquisition, Atheros will become a wholly owned subsidiary of Qualcomm, and will be known as Qualcomm Networking and Connectivity (QNC). Craig Barratt will become President of QNC, reporting to Steve Mollenkopf, EVP and Group President of Qualcomm. We will combine the Qualcomm and Atheros connectivity teams at the close of the acquisition. Until then, everything will be business as usual with Atheros, with no changes in our interactions with you and your team members. Following the close, we also expect continuity in sales personnel and augmentation of our current offerings, combined with new capabilities and features.

One important reason for Qualcomm and Atheros to merge is our belief that together, we will be able to offer a significantly enhanced set of connectivity solutions to all of our customers and become more important in driving your market success. We have gotten to this substantial opportunity through your business, support and market implementation of our technologies. We are extremely grateful for your support over the years and look forward to providing you with increasingly innovative, differentiated and competitive solutions that enable your success for many years to come.

The attached announcement, issued this morning by Qualcomm and Atheros, provides additional details on the acquisition. I have asked your Atheros representative to contact you and address any questions you may have about this transaction, which ultimately will bring us more scale and relevance to your needs and your product roadmap.

If you would like to follow up with me or any other Atheros executives, we will be available to discuss the significance of this news to your business and answer any questions you may have regarding the transition. As always, we thank you for being our customer and we look forward to better serving you in the months and years ahead.

Best regards,

Rick Hegberg

Atheros Vice President, Worldwide Sales

Additional Information and Where to Find It

Atheros will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the proposed merger with T Merger Sub, Inc. (the “Merger”), pursuant to which Atheros would be the surviving corporation and become a wholly owned subsidiary of Qualcomm. Investors and stockholders are urged to read the proxy statement when it becomes available and any other relevant documents filed with the SEC because they will contain important information regarding Qualcomm, Atheros, the proposed Merger, the persons soliciting proxies in connection with the proposed Merger on behalf of Atheros and the interests of those persons in the proposed Merger and related matters. Atheros intends to mail the proxy statement to its stockholders as soon as practicable. Investors and stockholders will be able to obtain a copy of the proxy statement (when available) and other documents filed by Atheros with the SEC free of charge at the Web site maintained by the SEC at http://www.sec.gov. In addition, documents filed with the SEC by Atheros are available free of charge by contacting Atheros Investor Relations (David Allen, 408-830-5762).

Participants in Solicitation

Atheros, and its directors, executive officers, and employees may be deemed to be participants in the solicitation of proxies from the Atheros stockholders in connection with the proposed Merger and related items. Information regarding the directors and executive officers of Atheros and their ownership of Atheros stock is set forth in Atheros’ proxy statement for Atheros’ 2010 annual meeting of stockholders, which was filed with the SEC on April 7, 2010. Additional information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of proxies in connection with the proposed transaction, and a description of their direct and indirect interests in the proposed transaction, which may differ from the interests of Atheros stockholders generally, will be set forth in the proxy statement to be filed in connection with the proposed Merger. Investors may obtain additional information regarding the interests of those participants by reading the proxy statement when it becomes available.

Note on Forward-Looking Statements

Certain statements in this communication including, but not limited to, statements regarding the expected benefits of the transaction, including anticipated benefits for our customers; timing of the closing; any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; and any statements of assumptions underlying any of the foregoing, are forward-looking statements within the meaning of the Private Securities Reform Act of 1995 that are subject to risks and uncertainties that could cause results to be materially different than expectations. Such risks and uncertainties include, but are not limited to, the risk that we will not realize the anticipated benefits of the proposed merger; that the merger will not be consummated; failure to receive regulatory approval for the acquisition; failure to obtain the approval of the Atheros stockholders; risks associated with acquisitions generally, including the ability to successfully integrate technologies, employees and operations; diversion of management’s attention and retaining key employees; and other risks detailed from time to time in the reports Atheros files with the Securities and Exchange Commission including Atheros’ Form 10-K for the year ended December 31, 2009 and Form 10-Q for the quarter ended September 30, 2010. Copies of reports Atheros filed with the SEC are posted on its Web site and are available from Atheros without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, Atheros disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.